NAME CHANGE AMENDMENT
                                       TO
                              DECLARATION OF TRUST
                                       OF
               FIRST TRUST/ABERDEEN GLOBAL CREDIT STRATEGIES FUND



       WHEREAS, the Declaration of Trust of First Trust/Aberdeen Global Credit Strategies Fund, a Massachusetts business trust (the "Trust"), was made as of the 20th day of July, 2009, by the initial Trustee thereunder;

       WHEREAS, the initial Trustee now desires to change the name of the Trust;

       NOW, THEREFORE, the name of the Trust is hereby changed as of this 22nd day of September 2009 to:


                    FIRST TRUST GLOBAL CREDIT STRATEGIES FUND


         and all references to the name of the Trust in the Declaration of Trust are accordingly changed.


         IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this instrument as of this 22nd day of September 2009.



                             /s/ James A.Bowen
                             _____________________________

                             James A. Bowen, as Trustee
                             120 East Liberty Drive
                             Wheaton, IL 60187